THE STATE OF TEXAS(seal)

                               The State of Texas
                               Secretary of State


                            CERTIFICATE OF AMENDMENT

                                      FOR

                                BISASSIST, INC.

                                    FORMERLY

                          T.A.R. FINANCIAL GROUP, INC.
                            CHARTER NUMBER 01419607



         THE UNDERSIGNED, AS SECRETARY OF STATE OF THE STATE OF TEXAS, HEREBY

CERTIFIES THAT THE ATTACHED ARTICLES OF AMENDMENT FOR THE ABOVE NAMED ENTITY

HAVE BEEN RECEIVED IN THIS OFFICE AND ARE FOUND TO CONFORM TO LAW.

          ACCORDINGLY THE UNDERSIGNED, AS SECRETARY OF STATE, AND BY VITRUE OF

THE AUTHORITY VESTED IN THE SECRETARY BY LAW, HEREBY ISSUES THIS CERTIFICATE OF

AMENDMENT.



DATED NOV. 17, 2000

EFFECTIVE NOV. 17, 2000



                                            /s/ Elton Bomer
THE STATE OF TEXAS(seal)                    -----------------------------
                                            Elton Bomer, Secretary of State









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CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                                                              FILED
                                                       In the Office of the
                                                   Secretary of State of Texas
                                                            NOV 17 2000

                          T.A.R. FINANCIAL GROUP, INC.
                          ----------------------------
                               Name of Corporation

                                                   Corporations Section(stamp)

I, the undersigned, Tarja Morado, do hereby certify:

That the Shareholders of T.A.R. FINANCIAL GROUP, INC. (the "Company"), at a meeting duly convened and held on the 17th day of November, 2OO0, adopted a resolution to amend the original articles as follows:

          Article I is hereby amended to read as follows:

          The name of the Corporation is as follows:

          BISASSIST, INC

The number of shares of the Company's common stock outstanding and entitled to vote on an amendment to the Articles of Incorporation was 9,980,000; that the said change and amendment was unanimously adopted on the 17th day of November 2000 by the Company's shareholders.


                                           /s/ Tarja Morado
                                           ---------------------------------
                                           Tarja Morado, President/Director